EXHIBIT 23.1


                          INDEPENDENT AUDITOR'S CONSENT

Board of Directors
Decor Systems.

We consent to the use in this Registration Statement of Decor Systems, Inc. on Form SB-2, as amended of our report dated December 31, 2002 AND ANNUAL AUDIT FOR THE YEAR 2001 AND 2000 appearing herein.


Alan Geer P.C.
Certified Public Accountants


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